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                                                                    EXHIBIT 10.3

                    SECOND REDEMPTION AND EXCHANGE AGREEMENT

         THIS SECOND REDEMPTION AND EXCHANGE AGREEMENT (this "Agreement"), dated as of July 30, 2002, by and among MicroStrategy Incorporated, a Delaware corporation, with headquarters located at 1861 International Drive, McLean, Virginia 22102 (the "Company"), and the investor listed on the Schedule of Investor attached hereto (the "Investor").

         WHEREAS:

         A. The Company, the Investor and certain other entities (the "Other Investors") have entered into that certain Securities Purchase Agreement, dated as of June 17, 2000 (the "Securities Purchase Agreement"), pursuant to which the Investor and the Other Investors purchased from the Company shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which are convertible into shares of the Company's Class A common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Series A Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on June 19, 2000 (the "Series A Certificate of Designations");

         B. The Company and the Investor have entered into that certain Amended and Restated Redemption and Exchange Agreement, dated as of June 14, 2001 (the "First Redemption and Exchange Agreement"), pursuant to which the Company issued to the Investor, in exchange for certain shares of Series A Preferred Stock then held by the Investor, (i) shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which are convertible into shares of Common Stock (as converted, the "Series B Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series B Preferred Stock filed with the Secretary of State of the State of Delaware on June 14, 2001 (the "Series B Certificate of Designations"), and (ii) shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock"), which are convertible into shares of Common Stock (as converted, the "Series C Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Preferred Stock filed with the Secretary of State of the State of Delaware on June 14, 2001 (the "Series C Certificate of Designations");

         C. Prior to the closing of the transactions contemplated hereby, the Company will have authorized the following new series of its preferred stock, par value $0.001 per share: the Company's Series F Convertible Preferred Stock (the "Series F Preferred Stock"), which shall be convertible into shares of Common Stock (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series F Preferred Stock, in the form attached hereto as Exhibit A (the "Certificate of Designations");

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         D. The Investor is the holder of (i) that number of shares of Series B
Preferred Stock (each a "Series B Preferred Share" and, collectively, the "Series B Preferred Shares") set forth opposite its name in Column 2 on the Schedule of Investor, and (ii) that number of shares of Series C Preferred Stock (each a "Series C Preferred Share" and, collectively, the "Series C Preferred Shares") set forth opposite its name in Column 3 on the Schedule of Investor;

         E. Upon the terms and conditions set forth in this Agreement, the Company wishes to redeem and exchange, and the Investor wishes to allow the Company to redeem and exchange, all of the Series B Preferred Shares and the Series C Preferred Shares held by the Investor for (i) $3,913,043.48 in cash,
(ii) a promissory note of the Company, in the form attached hereto as Exhibit B (the "Promissory Note") in the principal amount of $1,956,521.74, (iii) an aggregate of 5,253,272 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement) less that number of shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after the applicable date of conversion following 4:59 p.m., Eastern Time, on the date of this Agreement), if any, issued to the Investor upon the conversion of the Investor's Series B Preferred Shares and Series C Preferred Shares during the period beginning on the date hereof and ending on and including the date immediately preceding the Closing Date (the "Common Shares") and (iv) 679.4005 shares of Series F Preferred Stock (the "Preferred Shares"); and

         F. The exchange of the Series B Preferred Shares and the Series C Preferred Shares for the Common Shares and the Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act").

         NOW THEREFORE, the Company and the Investor hereby agree as follows:

         1. REDEMPTION AND EXCHANGE OF SERIES B PREFERRED SHARES AND SERIES C PREFERRED SHARES.

            a. Redemption and Exchange of Series B Preferred Shares and Series C Preferred Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall redeem and exchange from the Investor and the Investor shall tender to the Company for redemption on the Closing Date (as defined below) that number of the Investor's Series B Preferred Shares and Series C Preferred Shares set forth opposite the Investor's name in Column 2 and Column 3, respectively, on the Schedule of Investor less that number of Series B Preferred Shares and Series C Preferred Shares converted by the Investor after the date hereof but prior to the Closing Date (which number of Series B Preferred Shares and Series C Preferred Shares in the aggregate equals 2,385 shares less that number of Series B Preferred Shares and Series C Preferred Shares converted by the Investor after the date hereof but prior to the Closing Date) for the following (the "Closing"): (i) $3,913,043.48 in cash (the "Cash Amount"), (ii) a Promissory Note in the principal amount of $1,956,521.74, (iii) an aggregate of 5,253,272

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Common Shares (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement) less that number of shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after the applicable date of conversion following 4:59 p.m., Eastern Time, on the date of this Agreement), if any, issued to the Investor upon the conversion of the Investor's Series B Preferred Shares and Series C Preferred Shares during the period beginning on the date hereof and ending on and including the date immediately preceding the Closing Date, and (iv) 679.4005 Preferred Shares.

            b. Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Central Time, on the second (2nd) Business Day (as defined in the Series B Certificate of Designations in effect on the date of this Agreement) following the earlier of (i) the date on which the Investor receives the Closing Notice (as defined below) from the Company and (ii) the date on which the Investor delivers Conversion Notices (as defined in each of the Series B Certificate of Designations and the Series C Certificate of Designations) resulting in the Investor continuing to hold a number of Series C Preferred Shares which does not exceed that number set forth opposite the Investor's name in Column 9 on the Schedule of Investor, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such other date as is mutually agreed to by the Company and the Investor, but in no event later than October 21, 2002). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. On or before the first (1st) Business Day following the Company's receipt of the Shareholder Approval (as defined in Section 4(m) or the Nasdaq Confirmation (as defined in
Section 4(m)), the Company shall deliver written notice (the "Closing Notice") to the Investor of the receipt of such Shareholder Approval or Nasdaq Confirmation, as applicable.

            c. Form of Payment. On the Closing Date, (i) the Company (A) shall pay to the Investor the aggregate Cash Amount, by wire transfer of immediately available funds in accordance with the Investor's written wire instructions, (B) shall deliver to the Investor the Promissory Note in the aggregate principal amount set forth opposite the Investor's name in Column 6 on the Schedule of Investor, (C) shall issue and deliver to the Investor that number of Common Shares set forth opposite the Investor's name in Column 7 on the Schedule of Investor (which Common Shares shall be free from any restrictive legend and from any stop order, such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement) through The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program by crediting such number of Common Shares to the Investor's balance account with DTC through its Deposit Withdrawal Agent Commission system in accordance with the Investor's written instructions, less that number of shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after the applicable date of conversion following 4:59 p.m., Eastern Time, on the date of this Agreement), if any, issued to the Investor upon the conversion of the Investor's Series B Preferred Shares or Series C Preferred Shares during the period beginning on the date hereof and ending on and including the date immediately preceding the Closing Date, and (D) shall issue and deliver to the Investor a certificate representing that number of Preferred Shares set forth opposite the Investor's name in Column 8 on the Schedule of Investor (the "Series F Preferred Stock Certificates") which shall be free from any restrictive legend other than pursuant to Section 2(d)(viii) of the Certificate of Designations, and (ii) the Investor shall deliver to the Company stock certificates (the "Existing Preferred Stock Certificates") representing such

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number of the Series B Preferred Shares and Series C Preferred Shares held by the Investor (as indicated opposite the Investor's name in Column 2 and Column 3, respectively, on the Schedule of Investor) less that number of Series B Preferred Shares and Series C Preferred Shares converted by the Investor after the date hereof but prior to the Closing Date.

         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

            The Investor represents and warrants with respect to only itself that:

            a. Reliance on Exemptions. The Investor understands that the Common Shares, the Preferred Shares and the Conversion Shares (collectively, the "Securities") are being offered to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

            b. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            c. Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") or in compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

            d. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Sections 3 and 9(l) below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. Legends. The Investor understands that the certificates representing the

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Securities are being issued and will be issued to the Investor without a restrictive legend; however, the Investor acknowledges and agrees to sell the Securities only pursuant to (i) a registration statement under the 1933 Act or
(ii) advice of counsel to the Investor that such sale is exempt from the registration requirements of Section 5 of the 1933 Act, including, without limitation, pursuant to Rule 144.

            f. Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            g. Ownership of Preferred Stock. The Investor is the sole beneficial owner of all the Series B Preferred Shares and the Series C Preferred Shares set forth opposite the Investor's name in Columns 2 and 3, respectively, on the Schedule of Investor, less that number of Series B Preferred Shares and Series C Preferred Shares converted by the Investor after the date hereof but prior to the Closing Date, (the "Current Preferred Shares") and, assuming that the Company delivered good and valid title to the Current Preferred Shares to the Investor free and clear of any and all voting agreements and arrangements, liens, encumbrances, claims, charges, security interests and restrictions of any nature whatsoever (other than those imposed by federal and state securities laws) (collectively, "Encumbrances"), then as of the Closing the Investor shall have transferred to the Company good and valid title to the Current Preferred Shares free and clear of any and all Encumbrances.

            h. Residency. The Investor is a resident of that country specified in its address on the Schedule of Investor.

            i. Affiliate Status. The Investor is not, and has not at any time in the past three months been, an "affiliate" of the Company within the meaning of paragraph (a)(1) of Rule 144.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to the Investor that:

            a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent

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that the failure to be so qualified or be in good standing would not have a
Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations.

            b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Promissory Notes, the Certificate of Designations, the Irrevocable Transfer Agent Instructions (as defined in Section
5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and to redeem and exchange, as may be the case, the Series B Preferred Shares and the Series C Preferred Shares pursuant to this Agreement. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the redemption or exchange, as the case may be, of the Series B Preferred Shares and the Series C Preferred Shares, the issuance of the Common Shares and the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed prior to the Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

            c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (such numbers to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement) (i) 330,000,000 shares of Common Stock, of which as of the date hereof 58,602,261 shares are issued and outstanding, 30,949,589 shares are reserved for issuance pursuant to the Company's stock option and purchase plans (including shares reserved for issuance upon exercise of options which have already been issued, but have not yet been exercised, under such plans), 46,431,368 shares are reserved for issuance pursuant to conversion of the Company's Class B common stock and 1,975,314 shares are issuable and reserved for issuance pursuant to securities (other than the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, stock option and purchase plans and the Company's Class B common stock) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 165,000,000

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shares of Class B common stock, of which as of the date hereof 46,431,368 shares are issued and outstanding and (iii) 5,000,000 shares of preferred stock, of which as of the date hereof 3,312.5 shares of Series B Preferred Stock are issued and outstanding, 2,782.5 shares of Series C Preferred Stock are issued and outstanding and 1,451.1 shares of Series D Preferred Stock are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the date hereof (such numbers to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement), the Company has outstanding options to purchase 17,416,176 shares of Common Stock, outstanding warrants to purchase 1,975,314 shares of Common Stock and an outstanding aggregate principal amount of $80,281,000 of the Company's Series A Unsecured Notes (collectively with any securities issued in exchange for such Series A Unsecured Notes, the "Settlement Notes"), which are convertible into shares of Common Stock. Except as disclosed in Schedule 3(c) (such numbers to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, Virginia law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) any liens or encumbrances granted or created by the Company; (B) except for the Settlement Notes, there are no outstanding debt securities issued by the Company; (C) except as set forth in the third sentence of this Section 3(c), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) except for the Settlement Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (F) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any employee benefit plan or director stock option plan of the Company approved by the board of directors of the Company.

            d. Issuance of Securities. As of the Closing, the Common Shares and the Preferred Shares will have been duly authorized and, upon issuance in accordance with the terms

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hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) with respect to the Preferred Shares, entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, at least 100% of that number of shares of Common Stock issuable upon conversion of all the Preferred Shares outstanding immediately following the Closing (without regard to any limitations on conversions, but subject to adjustment pursuant to the Company's covenant set forth in Section 4(b) below) will have been duly authorized and reserved for issuance upon conversion of the such Preferred Shares. Upon conversion or issuance in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificates of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or its By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            f. SEC Documents; Financial Statements. Since December 31, 2000, the

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Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date hereof, the SEC Documents, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date hereof and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. As of the Closing, the Company has delivered to Hale and Dorr LLP a list setting forth any agreement, note, lease, mortgage, deed or other instrument entered into prior to the Closing Date and to which the Company is a party or by which the Company is bound which the Company is required, or will be required, to file as an exhibit to its reports under the 1934 Act but which the Company, as of the Closing, has not filed as an exhibit to its reports filed with the SEC under the 1934 Act.

            g. Absence of Certain Changes; Solvency. Except as disclosed in
Schedule 3(g) or as disclosed in the Company's Annual Report on Form 10-K for the Year Ended December 31, 2001, in the Company's Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2002, in the Company's Current Reports on Form 8-K dated June 19, 2002, June 24, 2002 and July 30, 2002 (filed with the SEC prior to the execution of this Agreement) or in the Company's Definitive Proxy Statement filed with the SEC on July 3, 2002, since December 31, 2001 there has been no change or development that has had or could reasonably be expected to have a Material Adverse Effect as of July 30, 2002. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby and by similar agreements with the Other Investors (including, without limitation, the payment of the Cash Amount and the issuance of the Promissory Notes) will not be, Insolvent. For purposes of this Section 3(g), "Insolvent" means (a) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise; (b) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (c) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature; or (d) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

            h. Fair Consideration. The Company, having been fully involved in developing the transactions contemplated hereby, and having been advised by the Company's financial and legal advisors, is satisfied that the negotiations between the Company and the Investor were conducted properly and were arm's length in nature and in good faith, and fair consideration for the Cash Amount, the Promissory Note, the Common Shares and the Preferred Shares was obtained. The Company has not entered into this Agreement with the actual intent to hinder, delay or defraud any entity to which either it or any of its Subsidiaries was or is indebted.

            i. Acknowledgment Regarding Redemption and Exchange of Investor's Current Preferred Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to the Investor's entering into this Agreement. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. No Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Series B Preferred Shares and the Series C Preferred Shares for the Common Shares or the Preferred Shares or for any other transaction contemplated by this Agreement.

            k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (except for the issuance of securities on the Closing Date to holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (except for the issuance of securities on the Closing Date to holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock).

            l. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

            m. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            n. Information. Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information.

         4. COVENANTS.

            a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 (other than 6(f)) and 7 of this Agreement.

            b. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions).

            c. Listing. The Company shall promptly secure the listing of all of the Common Shares and the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Common Shares and Conversion Shares from time to time issuable under the terms of the Transaction Documents and the Certificates of Designations. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("NASDAQ") or listing on The New York Stock Exchange, Inc. ("NYSE") (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(c).

            d. Disclosure of Transactions and Other Material Information. Before or at the earlier of the Company's first public disclosure of the transactions contemplated by this Agreement (or if such public disclosure occurs after 4:00 p.m. (Eastern Time) then prior to 8:30 a.m. on the Business Day following such disclosure) and 8:30 a.m. (Eastern Time) on the second (2nd) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K (the "Announcing Form 8-K") with the SEC describing the terms of the transactions contemplated by the Transaction Documents and by documents relating to the issuance on the Closing Date of securities to other holders of Series B Preferred Stock and Series C Preferred Stock (the "Other Holder Documents") and including as exhibits to such Current Report on Form 8-K this Agreement (including the Disclosure Schedules to this Agreement), the Certificate of Designations and the Other Holder Documents, in the form required by the 1934 Act. If the Closing does not occur on or prior to October 21, 2002 (or such later date as the Company and the Investor agree in writing), then the Company shall file on October 21, 2002 (or such later date as the Company and the Investor agree in writing), a Current Report on Form 8-K with the SEC disclosing that the Closing did not occur. From and after the filing of the Announcing Form 8-K with the SEC, the Investor shall not be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Announcing Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, and if the Company has not publicly disclosed the material nonpublic information within 12 hours of written notice from the Investor of the breach, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of the Investor; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

            e. Right of Participation. Subject to the exceptions described below, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Future Offerings") during the period beginning on the date hereof and ending on, and including, the date which is two (2) years after the Closing Date, unless it shall have first delivered to the Investor or a designee appointed by the Investor written notice (which written notice shall not contain any material nonpublic information) of its intent to seek a Future Offering (the "Future Offering Notice") and providing the Investor an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering. For purposes of this Section 4(e), "Aggregate Percentage" at any time with respect to the Investor shall mean the percentage obtained by dividing (x) the aggregate number of Common Shares and Conversion Shares (assuming conversion of all outstanding Preferred Shares then held by the Investor without giving effect to any limitations on conversions) then held by the Investor by (y) the aggregate number of shares of Common Stock and Class B Common Stock then issued and outstanding (excluding any treasury shares). The Investor can exercise its option to participate in a Future Offering by delivering written notice to the Company of the Investor's interest in participating within three (3) business days after receipt of a Future Offering Notice. The Company shall then have three (3) business days to provide the Investor electing to participate in a Future Offering with a written notice describing in detail the aggregate amount of dollars to be raised in the Future Offering, the Investor's Aggregate Percentage of the Future Offering, the time frame to completion of the Future Offering and a detailed description of the securities to be issued in the Future Offering. After receipt of the notice from the Company, the Investor shall have three business days to provide the Company with a notice confirming its participation in the Future Offering, which notice shall state the quantity of securities being offered in the Future Offering that the Investor will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. The Company shall have 45 days thereafter to sell the securities of the Future Offering that the Investor did not elect to purchase, upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45-day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Investor in the manner provided in this Section 4(e). The right of first offer set forth in this Section 4(e) shall not apply to (i) a loan from a commercial bank which does not have any equity feature other than the issuance of warrants to purchase, individually or in the aggregate, up to 250,000 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time from and after 4:59 p.m., Eastern Time, on the date of this Agreement) at a fixed exercise price which is not less than the market price of the Common Stock at the time of issuance of such warrants, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of Common Stock in an underwritten public offering by a nationally recognized investment bank, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities described in Schedule 3(c), (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, consultants or directors and (vi) the issuance by the Company of securities in exchange for the Settlement Notes. The Investor shall not be required to participate or exercise its right of first offer with respect to a particular Future Offering in order to exercise its right of first offer with respect to later Future Offerings.

            f. Corporate Existence. So long as the Investor beneficially owns any Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq, NYSE or The American Stock Exchange, Inc.

            g. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including without limitation,
Section 2(a) of this Agreement; provided that the Investor and its pledgee shall be required to comply with the provisions of Section 2(a) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

            h. Intentionally omitted.

            i. Limitation on Dealings with Class B Common Stock. The Company shall not make any dividend or other distribution, offer any consideration with respect to, make any other offer regarding, or redeem any share of Class B Common Stock unless the same dividend, distribution, consideration, offer or redemption is also simultaneously made to each holder of Common Stock, except that in any transaction in which shares of capital stock are distributed to the holder's of Common Stock and Class B Common Stock, the shares of capital stock distributed to holders of Common Stock and Class B Common Stock may differ to the extent, but only to the extent, that the Common Stock and Class B Common Stock differ in the Certificate of Incorporation in effect as of the date of this Agreement with respect to voting rights and the convertibility of the Class B Common Stock into the Common Stock (or any security issued in exchange for the Common Stock or Class B Common Stock).

            j. Restrictions on Issuances of Preferred Shares. The Company shall not issue any shares of Series F Preferred Stock to anyone other than the Investor, except on the Closing Date concurrent with the Closing to holders of the Series B Preferred Stock, Series C Preferred Stock and the Company's Series D Preferred Stock.

            k. Rule 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by any holder of the Common Shares, the Preferred Shares or the Conversion Shares that such holder's holding period of any Common Shares, Preferred

Shares or Conversion Shares for purposes of Rule 144 relates back (i.e., tacks) to the holding period for the Series A Preferred Stock, the Series B Preferred Shares and the Series C Preferred Shares, unless there is a change in the applicable law or SEC staff interpretations relating to Rule 144 after the Closing Date.

            l. Limitation on Net Sales of Common Stock. So long as the Investor holds any Preferred Shares or Common Shares, the Investor agrees that it will not enter into, directly or indirectly, any net sales Common Stock (including by means of any sale, contract to sell, grant of any option to purchase, making of any short sale or other disposition of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, or engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Common Shares even if such Common Shares would be disposed of by someone other than the Investor, including any hedging or other transactions that include any short sale or any purchase, sale or grant of any right or any put or call option or with respect to any security that includes, relates to, or derives any significant part of its value from the Common Stock) (collectively, "Net Sales") on any single day (each such day is referred to as a "Limited Sales Day") in excess of that number of shares of Common Stock equal to the sum of (i) the product of (A) the quotient of the number of Series B Preferred Shares and Series C Preferred Shares set forth opposite the Investor's name in Columns 2 and 3, respectively, on the Schedule of Investor, divided by 6,095, multiplied by (B) 15% of the daily trading volume for the Common Stock (as reported by Bloomberg Financial Markets (or any successor thereto "Bloomberg")) for that trading day (such amount, with respect to such Limited Sales Day, is referred to as the Investor's "Daily Sales Amount"), plus (ii) the aggregate amount of all the Investor's Daily Sales Amounts during the period beginning on and including the date immediately following the Closing Date and ending on and including the Limited Sales Day with respect to which this determination is being made, less any Net Sales made by the Investor on each of the days during the period; provided, however, that the restrictions on Net Sales set forth above shall not apply (i) on and after the first date on which there has been an Event of Default (as defined in the Promissory Note), (ii) on and after any date on which the Company issues or sells or is deemed to have issued or sold any securities with a Variable Price (as defined in the Series B Certificate of Designations as in effect on the date of this Agreement), except for the issuance by the Company of a convertible security or option which is convertible into or exchangeable or exercisable for Common Stock at a fixed price which may vary with the market price of the Common Stock only after the date which is two (2) years after the Closing Date, (iii) if the Company is in default under the Certificates of Designations for failing to effect any requested conversion of any Preferred Shares pursuant to the Certificates of Designations, (iv) on and after the date which is one (1) year after the Closing Date, or (v) any Net Sale which may be deemed to occur upon the sale, transfer, assignment, pledge or other disposition of the Preferred Shares and any such Net Sale shall be ignored for all purposes of this Section 4(l) provided any such transferee, assignee or pledgee agrees to be bound by the terms of this Section 4(l). As of and after the Closing, this
Section 4(l) shall amend and replace in its entirety Section 4(k) of the First Redemption and Exchange Agreement.

            m. Proxy Statement; Nasdaq Confirmation. Unless the Company previously has received Nasdaq Confirmation (as defined below), the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before October 16, 2002 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Investor and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of the Common Shares and the Preferred Shares pursuant to this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Common Shares and the Preferred Shares and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Promptly following the date of this Agreement, the Company shall seek to obtain from NASDAQ written confirmation (the "Nasdaq Confirmation") that the Stockholder Approval is not required for the Company's issuance of the Common Shares and the Preferred Shares.

         5. TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Investor to the Company upon conversion of the Preferred Shares. No such certificates shall bear any restrictive legend. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. The Company shall permit the transfer, and, in the case of the Common Shares and the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

            The obligation of the Company to redeem and exchange the Series B Preferred Shares and the Series C Preferred Shares (including the issuance of the applicable number of Common Shares and Preferred Shares) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

            a. The Investor shall have executed this Agreement and delivered the same to the Company.

            b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

            c. The Investor shall have delivered to the Company the Existing Preferred Stock Certificates representing the Series B Preferred Shares and the Series C Preferred Shares to be redeemed or exchanged by the Company from the Investor at the Closing.

            d. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

            e. The Company shall have entered into separate redemption and exchange agreements relating to the Series B Preferred Stock and Series C Preferred Stock with each of the other holders thereof.

            f. Either, (i) the Company shall have received the Stockholder Approval or the Nasdaq Confirmation or (ii) during the period beginning on the date of this Agreement and ending on and including the date immediately preceding the Closing Date, the Investor shall have converted all of the Investor's Current Preferred Shares except for a number of Series C Preferred Shares not to exceed that number of Series C Preferred Shares set forth opposite the Investor's name on Column (9) on the Schedule of Investor.

       7.   CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING.

            The obligation of the Investor hereunder to tender the Series B Preferred Shares and the Series C Preferred Shares to the Company for redemption and exchange at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

            a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

            b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy of each certified by the Secretary of State of the State of Delaware shall have been delivered to the Investor.

            c. The Company shall have delivered to the Investor the Cash Amount (as set forth in Section 1(a)) on the Closing Date, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor.

            d. The Company shall have executed and delivered to the Investor (i) the Common Shares being issued in exchange for the Investor's Series B Preferred Shares and Series C Preferred Shares (as set forth in Section 1(a)) at the Closing in accordance with Section 1(c), and (ii) the stock certificates (in such denominations as the Investor shall request) for the Preferred Shares being issued in exchange for the Investor's Series B Preferred Shares and Series C Preferred Shares (as set forth in Section 1(a)) at the Closing.

            e. The Company shall have executed and delivered to the Investor the Promissory Note on the Closing Date (as set forth in Section 1(a)).

            f. The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market; and the Common Shares and the Conversion Shares issuable upon conversion of the Preferred Shares shall be listed upon the Principal Market.

            g. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date other than the representation contained in Section 3(c) which shall be updated as of the Closing Date), other than the representation made in the second sentence of Section 3(c), which representation shall be true and correct in all material respects as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

            h. The Investor shall have received the opinion of Hale and Dorr LLP, dated as of the Closing Date, in the form of Exhibit D attached hereto.

            i. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to the Investor, including, without limitation, containing a determination by the Board of Directors of the Company that immediately prior to the Closing the capital of the Company is not impaired (as determined in accordance with Section 160(a)(1) of the Delaware General Corporation Law) and that immediately following the Closing and after giving effect to the redemption of all the shares of the Company's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which the Company redeemed at the Closing, whether from the Investor or from the Other Investors, the capital of the Company would not be impaired (as determined in accordance with Section 160(a)(1) of the Delaware General Corporation Law) (the "Resolutions").

            j. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, at least 100% of that number of shares of Common Stock issuable upon conversion of all the Series F Preferred Shares (without regard to any limitations on conversions, but subject to adjustment pursuant to the Company's covenant set forth in Section 4(b)) for issuance upon conversion of the such Preferred Shares.

            k. The Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            l. The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of (i) the Company in Delaware issued by the Secretary of State of the State of Delaware, and (ii) the Company in Virginia issued by the Secretary of State of Virginia, each as of a date within ten days of the Closing Date.

            m. The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

            n. The Company shall have delivered to the Investor a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions,
(B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

            o. The Company shall have delivered to the Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

            p. The Company shall have approved, consummated and publicly announced a reverse stock split of the Common Stock and Class B Common Stock approved at the meeting of its Stockholders on July 23, 2002 at an exchange ratio which results in one (1) new share of Common Stock being exchanged for not less than 10 existing shares of Common Stock.

            q. Either, (i) the Company shall have received the Stockholder Approval or the Nasdaq Confirmation or (ii) during the period beginning on the date of this Agreement and ending on and including the date immediately preceding the Closing Date, the Investor shall have converted all of the Investor's Current Preferred Shares except for a number of Series C Preferred Shares not to exceed that number of Series C Preferred Shares set forth opposite the Investor's name on Column (9) on the Schedule of Investor.

            r. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by the Transaction Documents as the Investor or its counsel may reasonably request.

       8.   INDEMNIFICATION.

            In consideration of the Investor's execution and delivery of the Transaction

Documents and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Investor or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Amended and Restated Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

       9.   MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e.  Entire Agreement; Effect on Prior Agreements; Amendments.

            i. Except for the Securities Purchase Agreement, the Registration Rights Agreement dated as of June 17, 2000 by and among the Company, the Investor and the Other Investors (the "Series A Registration Rights Agreement"), the Series A Certificate of Designations, the Waiver Agreements, each executed as of January 3, 2001, among the Company and the Investor, the First Redemption and Exchange Agreement, the Amended and Restated Registration Rights Agreement (as defined in the First Redemption and Exchange Agreement), the Series B Certificate of Designations, the Series C Certificate of Designations and the Irrevocable Transfer Agent Instructions (as defined in each of the Securities Purchase Agreement and the First Redemption and Exchange Agreement), this Agreement, the Certificate of Designations and each of the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

            ii. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Common Shares and Conversion Shares (assuming conversion of all outstanding Preferred Shares without giving effect to any limitations on conversion) or, if prior to the Closing Date, the Investor holding at least two-thirds (2/3) of the Series B Preferred Shares and Series C Preferred Shares then outstanding and held by the Investor and the Other Investors. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Securities, as the case may be.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  MicroStrategy Incorporated
                  1861 International Drive
                  McLean, Virginia 22102
                  Telephone:  (703) 848-8600
                  Facsimile:  (703) 744-6050
                  Attention:  Eric F. Brown, Chief Financial Officer

         With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Telephone:  (617) 526-6000
                  Facsimile:  (617) 526-5000
                  Attention:  Thomas S. Ward, Esq.

         If to the Transfer Agent:

                  American Stock Transfer & Trust Co.
                  40 Wall Street, 46/th/ Floor
                  New York, NY 10005
                  Telephone:  (718) 921-8360
                  Facsimile:  (718) 921-8310
                  Attention:  Karen Lazar

         If to the Investor, to it at the address and facsimile number set forth on the Schedule of Investor, with copies to the Investor's representatives as set forth on the Schedule of Investor, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Common Shares and Conversion Shares (assuming conversion of all outstanding Preferred Shares and without giving effect to any limitations on conversion), including by merger or consolidation, except pursuant to a transaction with respect to which the Company is in compliance with Section 4 of the Certificate of Designations and
Section 4(f) of this Agreement. The Investor may assign some or all of its rights hereunder without the consent of the Company, provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

            h. No Third Party Beneficiaries. Except with respect to Section 9(p), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before October 21, 2002 due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

            l. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

            m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            n. Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to the Promissory Note or the Certificate of Designations or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            p. Mutual General Release.

            i. In consideration of the releases set forth in Sections 9(p)(ii) and 9(p)(iii), effective as of the Closing, the Investor, severally and not jointly, on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had, currently has or then has against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Investor Claims arising out of or relating to the First Redemption and Exchange Agreement, the Amended and Restated Registration Rights Agreement, the Series B Certificate of Designations and the Series C Certificate of Designations (collectively, the "Released Documents") other than Investor Claims arising after the Closing.

                  ii. In further consideration of the Investor entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Investor, (ii) any of the Investor's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents; provided, however, that if the Investor breaches its obligations under Section 4(a), then the release set forth in this Section 9(p)(ii) shall be null and void and of no further force or effect.

                  iii. In further consideration of the Investor entering into this Agreement, effective as of the Closing, the Company on behalf of itself and, to the extent permitted by law, the other Company Releasing Persons, hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all Company Claims, that any of the Company Releasing Persons had, currently has or then has against any of the Investor Released Persons, including, without limitation, any Company Claims arising out of or relating to the Released Documents.

                  iv. The Company and the Investor acknowledge that the releases set forth in Sections 9(p)(i), 9(p)(ii) and 9(p)(iii) above do not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement,
                  Section 8 or Section 9(m) of the Securities Purchase Agreement, Section 8 or Section 9(l) of the First Redemption and Exchange Agreement or Sections 5, 6 or 7 of the Series A Registration Rights Agreement or Sections 5, 6 or 7 of the Amended and Restated Registration Rights Agreement.

                                   * * * * * *

         IN WITNESS WHEREOF, the Investor and the Company have caused this Second Redemption and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                     INVESTOR:

MICROSTRATEGY INCORPORATED                   LEONARDO, L.P.
                                             By: Angelo, Gordon & Co., L.P.

By: /s/ Michael J. Saylor                    By: /s/ Michael L. Gordon
    --------------------------                   ------------------------
    Name:  Michael J. Saylor                     Name: Michael L. Gordon
    Title: Chairman and Chief                    Its:  Authorized Signatory
           Executive Officer

                              SCHEDULE OF INVESTOR

                 (1)                     (2)         (3)            (4)           (5)            (6)          (7)        (8)

                                                    Total
                                        Total       Number         Total                                                 Total
                                      Number of   of Series C    Number of                    Principal                Number of
                                      Series B    Preferred      Series D                     Amount of      Total     Series F
       Investor's Name, Address       Preferred     Shares       Preferred     Aggregate      Promissory     Common    Preferred
         and Facsimile Number        Shares Held     Held       Shares Held   Cash Amount       Notes        Shares      Stock
------------------------------------------------------------------------------------------------------------------------------------
Leonardo, L.P.                         1,192.5     1,192.5          N/A      $3,913,043.48  $1,956,521.74   5,253,272  679.4005
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue - 26/th/ Floor
New York, New York 10167
Attn: Gary Wolf
Facsimile: (212) 867-6649
Telephone: (212) 692-2008


(Representatives)
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue - 26/th/ Floor
New York, New York 10167
Attn: Gary Wolf
Facsimile: (212) 867-6649
Telephone: (212) 692-2008

          (1)                                              (9)

                                                         Series C
                                                        Preferred
 Investor's Name, Address                               Shares Not
   and Facsimile Number                                 Converted
--------------------------------------------------------------------------------
Leonardo, L.P.                                             168
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue - 26/th/ Floor
New York, New York 10167
Attn: Gary Wolf
Facsimile: (212) 867-6649
Telephone: (212) 692-2008


(Representatives)
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue - 26/th/ Floor
New York, New York 10167
Attn: Gary Wolf
Facsimile: (212) 867-6649
Telephone: (212) 692-2008

                                    SCHEDULES

Schedule 3(c)       -      Capitalization
Schedule 3(e)       -      No Conflicts
Schedule 3(g)       -      Certain Changes

                                    EXHIBITS

Exhibit A           -      Form of Series F Certificate of Designations
Exhibit B           -      Form of Promissory Note
Exhibit C           -      Form of Irrevocable Transfer Agent Instructions
Exhibit D           -      Form of Company Counsel Opinion

                               DISCLOSURE SCHEDULE

                                       TO

                    SECOND REDEMPTION AND EXCHANGE AGREEMENT

                                  BY AND AMONG

                           MICROSTRATEGY INCORPORATED

                                       AND

                                 LEONARDO, L.P.

                                  JULY 30, 2002

                               General Information

     This General Information section and the following sections, together with all attachments referred to therein, all of which are incorporated herein by reference, comprise the Disclosure Schedule referred to in the Second Redemption and Exchange Agreement, dated as of July 30, 2002, by and among MicroStrategy Incorporated, on the one hand, and Leonardo, L.P., on the other hand (which Agreement, together all exhibits and schedules thereto, including this Disclosure Schedule, is hereafter collectively referred to as the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     The representations and warranties of the Company contained in Section 3 of the Agreement and certain of the covenants of the Company contained in Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Schedule. Any disclosures contained in this Disclosure Schedule shall be deemed to qualify the corresponding section of Section 3 of this Agreement.

     Certain matters set forth in this Disclosure Schedule are included solely for informational purposes for the convenience of the parties to the Agreement. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information
(i) is required by the terms of the Agreement to be disclosed, (ii) is material to the Company, (iii) has had or would reasonably be expected to have a material adverse effect on the Company or (iv) is outside the ordinary course of business for the Company. Such information shall not be used as a basis for interpreting the terms "material," "materially," "materiality," "Material," "Materiality," or words of similar meaning in the Agreement.

     This Disclosure Schedule is qualified in its entirety by reference to the specific provisions of the Agreement and is not intended to constitute, and shall not be construed as constituting, any representation, warranty or covenant of the Company, except as and to the extent expressly provided in this Disclosure Schedule or the Agreement.

                                  Schedule 3(c)
                                 Capitalization

(C) (1) Under a Management Services Agreement, dated June 7, 2000, MicroStrategy Management Corporation ("MMC"), a wholly-owned subsidiary of the Company, has the right to purchase from the Company, in three installments occurring over a two-year period expiring in September 2002, shares of Class A Common Stock at a purchase price equal to the par value of these shares ($0.001 per share). The number of shares subject to the purchase right, which is determined based on certain multipliers relating to future revenues and employee attrition rates of MicroStrategy Brazil Ltda. Sucursal Argentina ("Argentinean Operations") over the two-year period and a maximum aggregate market value of the shares of $5 million, is approximately 353,604. In exchange for these share purchase rights, MMC renders to the Company certain management services with respect to the Argentinean Operations. MMC has subcontracted the performance of such management services to Claudio Remon, to whom MMC delivers the shares purchased from the Company.

     (2) The Series B Convertible Preferred Stock of the Company ("Series B Preferred") is convertible into Class A Common Stock at a conversion price of $12.50 per share, subject to adjustment at maturity if the Company elects to mandatorily convert these shares into Class A Common Stock. The maturity date is three years from the date of issuance, which date may be extended under some circumstances. The Series B Preferred carries a 12.5 % dividend yield, payable in cash or Class A Common Stock, at the Company's option.

     (3) The Series C Convertible Preferred Stock of the Company ("Series C Preferred") is convertible into Class A Common Stock at a conversion price of $17.50 per share, subject to adjustment at maturity if the Company elects to mandatorily convert these shares into Class A Common Stock. The maturity date is three years from the date of issuance, which date may be extended under some circumstances. The Series C Preferred carries a 12.5 % dividend yield, payable in cash or Class A Common Stock, at the Company's option.

     (4) The Series D Convertible Preferred Stock of the Company ("Series D Preferred") is convertible into Class A Common Stock at a fixed conversion price of $5.00 per share. The Company is required to convert any shares of Series D Preferred outstanding at the maturity date of three years from the date of issuance.

     (5) Each share of Series A Preferred Stock of Strategy.com Incorporated ("Strategy.com") is convertible into such number of fully paid and nonassessable shares of Class A Common Stock of Strategy.com as is determined by dividing $3.19 by the conversion price in effect at the time of conversion (currently $3.19 per share), which may be adjusted from time to time. Upon the closing of a public offering of Strategy.com's Class A Common Stock at a price to the public of at least $10.00 share and resulting in at least $30,000,000 of net proceeds to Strategy.com, all outstanding shares of Series A Preferred Stock will automatically convert into shares of Class A Common Stock. All 16,536,049 outstanding shares of such Series A Preferred Stock are held by the Company. (Note: Strategy.com has been shut down and treated as a discontinued operation as of the end of 2001.)

     (6) Strategy.com has granted options to purchase 6,098,570 shares of its Class A Common Stock under its 2000 Stock Option Plan.

(D) (1) Under certain circumstances set forth in the Series B Certificate of Designations, the Company may be obligated to redeem all or a portion of the Series B Preferred.

     (2) Under certain circumstances set forth in the Series C Certificate of Designations, the Company may be obligated to redeem all or a portion of the Series C Preferred.

     (3) Under certain circumstances set forth in the Series D Certificate of Designations, the Company may be obligated to redeem all or a portion of the Series D Preferred.

     (4) The 16,536,049 shares of Series A Preferred Stock of Strategy.com owned by the Company are mandatorily redeemable for $3.19 per share plus any dividends accrued or declared but unpaid thereon at mandatory redemption dates of October 17, 2005, 2006 and 2007, with the maximum redemption portions at each date being 33%, 50% and 100%, respectively. (Note: Strategy.com has been shut down and treated as a discontinued operation as of the end of 2001.)

                                  Schedule 3(e)
                                  No Conflicts

None.

                                  Schedule 3(g)
                           Absence of Certain Changes

None.

                                                                       EXHIBIT A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
             AND RIGHTS OF THE SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                           MICROSTRATEGY INCORPORATED

         MicroStrategy Incorporated (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Two Thousand Ninety-Six (2,096) shares of Series F Convertible Preferred Stock of the Company, as follows:

         RESOLVED, that the Company is authorized to issue 2,096 shares of Series F Convertible Preferred Stock (the "Preferred Shares"), par value $0.001 per share, which shall have the following powers, designations, preferences and other special rights:

         (1) Dividends.  The Preferred Shares shall not bear any dividends.

         (2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this
Section 2.

                  (a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                           (i)   "Amended and Restated  Redemption and Exchange
Agreement" means that amended and restated certain redemption and exchange agreement, dated as of June 14, 2001, between the Company and investors named therein.

                           (ii)  "Business Day" means any day other than
Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           (iii) "Closing Sale Price" means,  for any security
as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., Eastern Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           (iv)   "Conversion Amount" means the Stated Value.

                           (v)    "Conversion Price" means $1.50, subject to
adjustment as provided herein.

                           (vi)   "Convertible  Securities" means any stock or
securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                           (vii)  "Issuance Date" means,  with respect to each
Preferred Share, the first date on which any Preferred Shares are issued by the Company.

                           (viii) "Maturity Date" means,  with respect to each
Preferred Share, the date which is two (2) years after the Closing Date (as defined in the Second Redemption and Exchange Agreement), unless extended pursuant to Section 2(d)(vii).

                           (ix)   "Options"  means any rights,  warrants or
options to  subscribe  for or  purchase Common  Stock or Convertible Securities.

                           (x)    "Person" means an individual,  a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (xi)   "Principal  Market" means the Nasdaq National
Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

                           (xii)  "Second  Redemption  and Exchange  Agreement"
means, with respect to any Preferred Share, that certain redemption and exchange agreement, dated on or about July 30, 2002, between the Company and the initial holder of such Preferred Share, as such agreement may be amended from time to time as provided in such agreement.

                           (xiii) "Series B Preferred Shares" means the shares
of the Company's Series B Convertible Preferred Stock issued pursuant to an Amended and Restated Redemption and Exchange Agreement in accordance with the terms of the Company's Certificate of

Designations, Preferences and Rights of the Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 14, 2001.

                           (xiv)  "Series C Preferred Shares" means the shares
of the Company's Series C Convertible Preferred Stock issued pursuant to an Amended and Restated Redemption and Exchange Agreement in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 14, 2001.

                           (xv)   "Stated Value" means $10,000.

                  (b) Holder's Conversion Right; Mandatory Conversion. Subject to the provisions of Section 4, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity Date, then, pursuant and subject to Section 2(d)(vii), all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (c) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                                Conversion Amount
                                -----------------
                                Conversion Price

                  (d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

                           (i)    Holder's  Delivery  Requirements.  To convert
Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                           (ii)   Company's  Response.  Upon  receipt by the
Company of a copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in no event later than within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion

Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second
(2nd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                           (iii)  Dispute  Resolution.  In the case of a dispute
as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice or other date of determination. If such holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

                           (iv)   Record Holder.  The person or persons entitled
to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (v)    Company's Failure to Timely Convert.

                                    (A) Cash  Damages.  If (I) within five (5)
Business Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or (II) within five (5) Business Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Second Redemption and Exchange Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate.

                                    (B) Void  Conversion  Notice.  If for any
reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.

                           (vi)   Pro Rata Conversion.  In the event the Company
receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                           (vii)  Mandatory  Conversion at Maturity.  If any
Preferred Share remains outstanding on the Maturity Date the Company shall convert such Preferred Share at the Conversion Rate as of the Maturity Date for such Preferred Share without the holder of such Preferred Share being required to give a Conversion Notice on such Maturity Date (a "Maturity Date Mandatory Conversion"). All Preferred Shares which remain outstanding on the Maturity Date shall be converted at the Conversion Rate on such Maturity Date as if such holder of such Preferred Shares had delivered a Conversion Notice with respect to such Preferred Shares on the Maturity Date. Promptly following the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates representing such Preferred Shares, duly endorsed for cancellation, to the Company or the Transfer Agent. The Maturity Date shall be extended for any Preferred Shares for as long as the conversion of such Preferred Shares would violate the provisions of Section 4.

                           (viii) Book-Entry.  Notwithstanding  anything  to the
contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of

Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

       ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

                  (e) Taxes. The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                  (f) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (iv)   Notices.

                                    (A) Immediately  upon any  adjustment of the
Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                                    (B) The Company will give written  notice to
each holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Sale Transaction (as defined in Section 3(a)), Organic Change (as defined in
Section 3(b)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                                    (C) The Company will also give written
notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Sale Transaction, Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         (3) Other Rights of Holders.

                  (a) Sale Transaction. Any consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (other than (x) any transaction in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (y) any transaction in connection with any bankruptcy or insolvency proceeding) is referred to herein as "Sale Transaction." The Company may effect a Sale Transaction without the vote or consent of the holders of the Preferred Shares, provided that concurrent with the consummation of any Sale Transaction, at the election of the Company, either (i) each Preferred Share shall be automatically converted into the kind and amount of stock, securities or assets which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one Preferred Share immediately prior to such Sale Transaction would have been entitled to receive pursuant to such transaction (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) or (ii) the Company shall have made appropriate provision (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to ensure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Sale Transaction with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Sale Transaction (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares). No later than 10 Business Days prior to the consummation of a Sale Transaction, but not prior to the public announcement of such Sale Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Sale Transaction") to each holder of Preferred Shares. The Notice of Sale Transaction shall set forth the Company's election pursuant to this Section 3(a), which election shall be irrevocable.

                  (b) Reorganization, Reclassification. Any recapitalization, reorganization, reclassification or other transaction that does not constitute a Sale Transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change following which the Company is not a surviving entity, the Company will secure from the successor resulting from such Organic Change (in each case, the "Successor Entity") a written agreement (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

                  (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (4) Limitation on Beneficial Ownership. The Company shall not effect and shall have no obligation to effect any conversion of Preferred Shares, and no holder of Preferred Shares shall have the right to convert any Preferred Shares, in excess of a number of Preferred Shares which, after giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and
(B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         (5) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

         (6) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Certificate of Designations.

         (7) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Stated Value; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares (including the Series B Preferred Shares and Series C Preferred Shares outstanding on the Issuance Date) as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

         (8) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Preferred Shares shall rank pari passu with the Series B Preferred Shares and Series C Preferred Shares outstanding on the Issuance Date in respect the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock.

         (9) Restriction on Redemption and Dividends. On any date after the Issuance Date, unless all of the Preferred Shares have been converted as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any dividend or distribution on, its Common Stock or its Class B Common Stock, par value $0.001 per share (or any capital stock issued in replacement thereof) (other than (a) the redemption or repurchase by the Company of shares of Common Stock which is not made pursuant to an offer made to all of the Company's stockholders or (b) pursuant to a stock split, stock dividend, stock combination or other similar transaction described in Section 2(f)), without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

         (10) Vote to Change the Terms of or Issue Additional Preferred Shares; Waiver. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares or (b) the issuance of Preferred Shares other than on the Issuance Date pursuant to a Second Redemption and Exchange Agreement which has substantially the same terms as the Second Redemption and Exchange Agreement pursuant to which the other Preferred Shares were issued on the Issuance Date (as determined in the sole discretion of the holders of the Preferred Shares representing at least two-thirds (2/3) of the other Preferred Shares issued on the Issuance Date). Any of the terms, conditions, requirements or obligations set forth in this Certificate of Designations may be waived by the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

         (11) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

         (12) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (13) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

         (14) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (15) Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the applicable Second Redemption and Exchange Agreement.

         (16) Transfer of Preferred Shares. A holder of Preferred Shares may assign some or all of its rights hereunder or the Preferred Shares held by such holder without the consent of the Company.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________________, its President, as of the ____ day of _______, 2002.

                                 MICROSTRATEGY INCORPORATED

                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Its: President

                                    EXHIBIT I

                           MICROSTRATEGY INCORPORATED
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of MicroStrategy Incorporated (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of MicroStrategy Incorporated, a Delaware corporation (the "Company"), indicated below into shares of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, as of the date specified below.

         Date of Conversion:
                            ----------------------------------------------------

         Number of Preferred Shares to be converted:
                                                    ----------------------------
         Stock certificate no(s). of Preferred Shares to be converted:
                                                                      ----------

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------

         Number of shares of Common Stock to be issued:
                                                        ------------------------
Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------


         Facsimile Number:
                          ------------------------------------------------------

         Authorization:
                        --------------------------------------------------------
                           By:
                                ------------------------------------------------
                           Title:
                                   ---------------------------------------------

         Dated:
               -----------------------------------------------------------------

         Account Number (if electronic book entry transfer):
                                                             -------------------
         Transaction Code Number (if electronic book entry transfer):
                                                                      ----------

    [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________ __, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                           MICROSTRATEGY INCORPORATED

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                                    EXHIBIT B

                            [FORM OF PROMISSORY NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

                           MICROSTRATEGY INCORPORATED

                             SENIOR PROMISSORY NOTE
                                DUE JULY 31, 2003

No. [___]                                                       __________, 2002
$[                   ]
  -------------------

         FOR VALUE RECEIVED, MICROSTRATEGY INCORPORATED, a Delaware corporation
(the "Company"), hereby promises to pay to the order of [             ] or
                                                         -------------
registered assigns ("Holder") the amount set out above (as reduced pursuant to the terms hereof pursuant to repayment, prepayment or otherwise, the "Principal") when due, whether upon acceleration, repayment, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the rate of 7.5% per annum, subject to adjustment pursuant to Section 3(b)(i) (the "Interest Rate"), from the date set out above (the "Issuance Date") until the same is paid, whether upon acceleration, repayment, prepayment or otherwise (in each case in accordance with the terms hereof). This Note is one of the Promissory Notes issued pursuant to the Second Redemption and Exchange Agreement dated July 30, 2002 among the Company, the Holder and the other Investor set forth therein (the "Second Exchange Agreement").

         (1) PAYMENT OF PRINCIPAL. The Company will pay the Principal, together with all accrued but unpaid interest, by wire transfer of immediately available funds to the Holder on July 31, 2003 (the "Maturity Date"). The obligations of the Company under this Note are absolute and shall not be subject to any set-off or counterclaim by the Company against the Holder, whether pursuant to the Second Exchange Agreement or otherwise.

         (2) INTEREST; INTEREST RATE. Interest on this Note shall accrue daily at the Interest Rate on the Principal outstanding hereunder. Interest shall be due and payable semi-annually by the Company on January 31 and July 31 of each year, commencing on January 31, 2003.

         (3) EVENTS OF DEFAULT.

                  (a) Definition. For purposes of this Note, the occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

                           (i)    the Company fails to pay when due the
Principal;

                           (ii)   the Company fails to pay within three (3) days
of when due accrued but unpaid Interest due under this Note;

                           (iii)  the Company makes an assignment for the
benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days;

                           (iv)   any acceleration prior to maturity of any
mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of at least $1,000,000 for money borrowed which is borrowed or guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter;

                           (v)    the sale, merger, consolidation, dissolution
or liquidation of the Company;


                           (vi)   the Company fails to comply with the
provisions of Section 4(m) of the Second Exchange Agreement;

                           (vii)  the Company fails to perform or observe any
other provision contained in this Note, the Second Exchange Agreement or the Company's Certificate of Designations, Preferences and Rights of its Series F Convertible Preferred Stock, except, in the case of a failure to perform or observe a provision which can be cured, only if such failure continues for a period of at least ten (10) days after the Company receives notice of or otherwise becomes aware of such failure; or

                           (viii) any representation or warranty contained in
the Second Exchange Agreement was false or misleading in any material respect on the date made.

                  (b) Consequences of Events of Default.

                           (i)   If an Event of Default has occurred, the
Interest Rate on this Note will increase immediately to an annual rate equal to 15% per annum.

                           (ii)  If an Event of Default has occurred, the holder
of this Note may demand (by written notice delivered to the Company) immediate payment of all of the Principal (plus accrued but unpaid Interest thereon).

                           (iii) The Holder will also have any other rights
which such holder may have been afforded under any contract or agreement at any time or any other rights which the Holder may have pursuant to applicable law.

         (4) PREPAYMENT. Notwithstanding anything herein to the contrary, The Company may pay without penalty the Principal, together with all accrued but unpaid Interest, at any time prior to the Maturity Date.

         (5) SENIORITY. Payments of Principal, Interest and other payments under this Note shall rank senior to the indebtedness of the Company under the Company's 7 1/2% Series A Unsecured Notes, and pari passu with (i) the Company's indebtedness for borrowed money, equipment leases or other capitalized lease obligations existing as of the Issuance Date ("Existing Debt") and (ii) all of the Company's indebtedness other than for borrowed money. So long as any Principal is outstanding, the Company shall not issue or incur any indebtedness for borrowed money, equipment leases or other capitalized lease obligations and shall not permit any of its subsidiaries to issue or incur any indebtedness for borrowed money, except for (A) refinancings of Existing Debt in an amount not to exceed the principal amount of the debt refinanced as of the date it is refinanced, (B) indebtedness under the Amended and Restated Loan and Security Agreement among Foothill Capital Corporation, the Company and MicroStrategy Services Corporation dated as of June 14, 2001, as amended prior to the Issuance Date (the "Foothill Facility"), (C) from and after the termination and satisfaction in full of the Foothill Facility, any indebtedness and any other obligations, in an aggregate principal amount not to exceed $10,000,000, outstanding from time to time (I) under one or more secured credit facilities between the Company and/or its subsidiaries and an unaffiliated lender pursuant to which advances or other extensions of credit are made based on a borrowing base or other asset-based formula or (II) to Bank of America with respect to letters of credit issued for the benefit of the Company, secured by a corresponding amount of cash or cash equivalents and (D) indebtedness that ranks junior in right of payment and priority to this Note.

         (6) AMENDMENT AND WAIVER. The written consent of the Company and the Holder shall be required for any change or amendment to this Note. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

         (7) TRANSFER. This Note may be offered, sold, assigned or transferred by the

Holder without the consent of the Company. This Note applies, inures to the benefit of, and binds the successors and assigns of the parties hereto. Notwithstanding the foregoing sentence, the Company shall not assign its obligations hereunder without the prior written consent of the Holder.

         (8) REISSUANCE OF THIS NOTE.

                  (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 8(d)) to the Holder representing the outstanding Principal not being transferred.

                  (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8(d)) representing the outstanding Principal.

                  (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 8(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                  (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 8(a) or Section 8(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued but unpaid Interest on the Principal of this Note from the Issuance Date, as provided in Section 2.

         (9) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Second Exchange Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (10) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to attorneys' fees and disbursements.

         (11) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

         (12) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (13) NOTICES; PAYMENTS.

                  (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Second Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

                  (b) Payments. All payments of Principal and Interest shall be made by wire transfer of immediately available funds in accordance with the Holder's written wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

         (14) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

         (15) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Second Exchange Agreement.

         (16) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the state of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                    MICROSTRATEGY INCORPORATED

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: